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                                                                     Exhibit 4.3

                          PEAK INTERNATIONAL LIMITED

                            1998 SHARE OPTION PLAN

  SECTION 1. Purpose. The purposes of the Peak International Limited 1998 Share Option Plan are to promote the interests of the Company and its shareholders by (i) attracting and retaining directors of the Company and exceptional executive and other key employees of, and advisors and consultants to, and agents and subcontractors of, the Company and its Affiliates, (ii) motivating such persons by means of performance-related incentives to achieve longer-range performance goals and (iii) enabling such persons to participate in the long-term growth and financial success of the Company.

  SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

  "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest and (iii) any entity controlling or under common control with the Company, in any case as determined by the Committee.

  "Award" shall mean any award of Options granted pursuant to this Plan.

  "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

  "Board" shall mean the board of directors of the Company.

  "Code" shall mean the Internal Revenue Code of 1996, as amended from time to time, or any successor statute.

  "Committee" shall mean the Compensation Committee of the Board.

  "Company" shall mean Peak International Limited, together with any successor thereto.

  "Director" shall mean an individual who serves as a member of the Board.

  "Employee" shall mean (i) any employee of the Company or of any Affiliate or
(ii) any advisor or consultant to the Company or any Affiliate.

  "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

  "Fair Market Value"shall mean, except as otherwise provided in the applicable Award Agreement, (i) in the case of a Share, the average of the highest and lowest trading prices on the Nasdaq National Market on the applicable date or, if such date is a day on which the Nasdaq National Market is closed, the average of the high and low trading prices on the most recently preceding day on which the Nasdaq National Market was open and (ii) in the case of any other property or item the fair market value of the property or other item being valued, as determined by the Committee in its sole and absolute discretion.

  "Incentive Stock Option" shall mean a right to subscribe for Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

  "Non-Qualified Stock Option" shall mean a right to subscribe Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

  "Option" shall mean a right to subscribe for Shares from the Company that is granted under Section 6 of the Plan.

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  "Participant" shall mean any Director or Employee selected by the Committee to receive an Award under the Plan.

  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

  "Plan" shall mean this Peak International Limited 1998 Share Option Plan.

  "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

  "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

  "Section 162(m)" shall mean Section 162(m) of the Code, as amended from time to time.

  "Shares" shall mean ordinary shares, U.S. $0.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

  SECTION 3. Administration.

  (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority on behalf of the Company to: (i) designate Participants; (ii) determine the number of Shares to be the subject of an Award; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled in (or exercised for) cash, other securities or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (v) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) determine whether and to what extent Awards should comply or continue to comply with any rule or requirement such as Rule 16b-3 or Section 162(m); and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

  (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole and absolute discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder of the Company and any Director or Employee and any personal representative, heir, legatee, successor and assigns permitted hereunder of any of the foregoing.

  SECTION 4. Shares Available for Awards.

  (a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be 700,000. If, after the effective date of the Plan, any Shares which are the subject of an Award granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is cancelled without the issue of Shares, then the Shares which are the subject of such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall, in the calendar year in which

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such settlement, forfeiture, termination or cancellation occurs, again become
Shares with respect to which Awards may be granted. No Participant may receive Awards under the Plan in any calendar year that relate to more than 150,000 Shares.

  (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) or any alteration in the capital structure of the Company, including but not limited to any recapitalization, stock split, subdivision, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to subscribe for or acquire Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) which are the subject of outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate by the Committee, make provision for a cash payment to the holder of an outstanding Award; provided that, no adjustment to the grant or exercise price of an Award shall be made which would result in an exercise or grant price of less than the par value of a Share. Upon any adjustment required to be made pursuant to this sub-section, the Company shall notify the Participant (or his duly appointed personal representatives where applicable) in writing and deliver to him (or his duly appointed personal representatives where applicable) a statement setting forth the exercise or grant price thereafter in effect and the nominal value, class and/or number of Shares thereafter to be issued on the exercise of the Option. Any adjustment shall take effect upon such written notification being given.

  (c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award shall consist of authorized and issued Shares. The Company shall keep available sufficient authorised but unissued Shares available for issuance to satisfy the full exercise of all Options which at any time are capable of being exercised.

  SECTION 5. Eligibility. Any Director and Employee shall be eligible to be designated a Participant.

  SECTION 6. Share Options.

  (a) Grant. Subject to the provisions of this Plan, the Committee shall have sole, absolute and complete authority to determine the Directors or the Employees to whom Options shall be granted, the number of Shares to which each Option relates and the conditions and limitations applicable to the exercise of any Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

  (b) Exercise Price. The Committee in its sole and absolute discretion shall establish the exercise price at the time each Option is granted which in any event shall not be less than the par value of a Share and provided that no Option which is intended to be an Incentive Stock Option may have an exercise price that is less than the Fair Market Value of the underlying Shares on the date of grant of such Option.

  (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole and absolute discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of United States federal or state securities laws, as it may deem necessary or advisable.

  (d) Payment. No Shares shall be issued pursuant to any exercise of an Option until payment in full of the exercise price for the Shares in respect of which the Option is being exercised is received by the Company or provision for such payment has been made in a manner satisfactory to the Committee. Such payment shall be made in cash in the currency required by the Committee.

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  SECTION 7. Termination or Suspension of Employment. The following provisions shall apply in the event of the Participant's termination of employment unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

  (a) Termination of Employment. If the Participant's employment with the Company or its Affiliates or his appointment as a Director is terminated for any reason other than death or permanent and total disability, the Participant shall have the right to exercise any Option following such termination of employment or appointment and prior to the date which falls 90 days after the date of such termination of employment or appointment to the extent such Option was exercisable at the date of such termination of employment or appointment and shall not have been exercised. But in no event shall such Option be exercisable later than the expiration date for such Option set forth in the Award Agreement.

  (b) Death or Disability. If the Participant's employment with the Company or its Affiliates or the Participant's appointment as a Director is terminated by reason of death or permanent and total disability, the unvested portion of the Option shall terminate and expire on the date of such termination of employment and the Participant's successor, in the case of the Participant's death, or otherwise the Participant shall have the right to exercise any Option following such termination of employment or appointment to the extent it was exercisable at the date of such termination of employment or appointment and shall not have been exercised, but in no event shall such Option be exercisable later than the expiration date for the Option set forth in the Award Agreement.

  (c) Acceleration and Extension of Exercisability. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, provide (A) that an Option granted to a Participant may terminate following a termination of employment or appointment at a date earlier than that set forth above, (B) that an Option granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option would have expired had it not been for the termination of the Participant's employment or appointment and (C) that an Option may become immediately exercisable when it determines that any of the foregoing would be in the best interests of the Company.

  SECTION 8. Amendment and Termination.

  (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement or other applicable law or regulation, for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction.

  (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the number of Shares which are the subject of any Award or the amount payable by a Participant upon exercise of any granted Option shall not be effective without the consent of the affected Participant.

  (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Fair Market Value as at the original date of grant of such cancelled Award.

  SECTION 9. General Provisions.

  (a) Nontransferability. No Award or Option granted hereunder shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, in whole or in part, except pursuant to a validly made will of the Participant or the laws of inheritance of property.

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  (b) No Rights to Awards. No Director, Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Directors, Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

  (c) Share Certificates. All Shares or other securities of the Company issued under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities of the Company are then listed, and any applicable law, including without limitation any United States Federal or state law and the Committee may cause a legend or legends to be put on any such certificates relative to such Shares or other securities to make appropriate reference to such restrictions.

  (d) Delegation. Subject to the terms of the Plan and any applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Participants other than Directors.

  (e) Taxes and Withholding. All taxes (including income tax) arising from the exercise of any Option granted to any Participant under the Plan shall be borne by that Participant. A participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

  (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

  (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

  (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan or any Award and Options granted thereunder. The terms of employment of a Participant shall not be affected by his participation in the Plan, which shall neither form part of such terms nor entitle him to take into account such participation in calculating any compensation or damages on the termination of his employment for any reason.

  (i) No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the registered holder of such Shares. Shares allotted and issued on exercise of an Option shall be subject to all provisions of the memorandum of association and bye-laws of the Company, and shall rank in full for all entitlements, including dividends or other distributions declared or recommended in respect of the then existing Shares, the Record Date for which is on or after the relevant date upon which such exercise occurred, and shall in all other respects rank pari passu with other existing Shares then issued and outstanding. For the purpose of this sub-Section, the term "Record Date" means the date fixed by the Company for the purposes of determining entitlements to dividends or other distributions to or rights of holders of Shares.

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  (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of Hong Kong (except to the extent that the laws of Bermuda are applicable to the Company).

  (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to such minimum extent as is necessary to comply with the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be deleted as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

  (l) Other Laws. The Committee may refuse to issue any Shares or any other securities or other consideration, or transfer any issued Shares, any other securities or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares, other securities or other consideration might violate any applicable law or regulation or entitle the Company to recover under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to acquire or to sell Shares or other securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal securities laws and any other laws to which such offer, if made, would be subject.

  (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

  (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

  (o) Disclaimer of Liability. Notwithstanding any provisions herein contained, the Committee and the Company shall not under any circumstances be held liable for any cost, losses, expenses and damages whatsoever and howsoever arising in any event, including but not limited to the Company's delay in issuing the Shares following the exercise of any Option.

  (p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

  SECTION 10. Term of the Plan.

  (a) Effective Date. The Plan shall be effective as of 27 July 1998.

  (b) Expiration Date. Subject to the succeeding sentence, no Award may be granted under the Plan after 27 July 2008. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.


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